Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement for the common stock to be issued pursuant to the Bank West Financial Corporation (the "Company") 1995 Directors' Stock Option Plan and the 1995 Key Employee Stock Compensation Program on Form S-8 of our report dated August 9, 1996, on the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.





                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP


Grand Rapids, Michigan
January 27, 1997

































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